                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (AMENDMENT NO.2)


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 30, 2003
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                             AMKOR TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)




         Delaware                    000-29472                  23-1722724
(State of other jurisdiction        (Commission                (IRS Employer
     of incorporation)          Identification Number)    Identification Number)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
              (Address of principal executive offices and zip code)

                                 (610) 431-9600
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS


Explanatory Note: This purpose of the Form 8-K/A No. 2 is to amend the Form 8-K/A filed May 21, 2003. We have made changes to the original Form 8-K/A filed May 21, 2003. Specifically, we have deleted all references to EBITDA. No other attempt has been made in this amendment to modify or update the original Form 8-K/A filed May 21, 2003. We direct you to our SEC filings filed subsequent to May 21, 2003 for additional information.


On April 30, 2003, Amkor announced its intent to sell $425 million principal amount of senior notes due 2013 ("the Notes"). Amkor intends to use the net proceeds of the issuance to redeem its outstanding 9-1/4% Senior Notes due 2006. The Notes are being sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In connection with the offering of the Notes, Amkor issued two press releases dated April 30, 2003 and May 1, 2003. Copies of these press releases are attached as Exhibits 99.1 and 99.2.


In connection with the offering of the notes, Amkor issued the following risk factors, which have been amended to delete references to EBITDA:


                                  RISK FACTORS

The following section discloses the known material risks facing our company. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially adversely affected.

These risk factors contain forward-looking statements regarding our expected performance that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below.

RISKS RELATING TO AN INVESTMENT IN OUR COMPANY

DEPENDENCE ON THE HIGHLY CYCLICAL SEMICONDUCTOR AND ELECTRONIC PRODUCTS INDUSTRIES -- WE OPERATE IN VOLATILE INDUSTRIES, AND INDUSTRY DOWNTURNS HARM OUR PERFORMANCE.

Our business is tied to market conditions in the semiconductor industry, which is highly cyclical. Because our business is, and will continue to be, dependent on the requirements of semiconductor companies for subcontracted packaging and test services, any downturn in the semiconductor industry or any other industry that uses a significant number of semiconductor devices, such as the personal computer and telecommunication devices industries, could have a material adverse effect on our business. Although we experienced significant recovery in our company's core packaging services during 2002, there continues to be significant uncertainty throughout the industry related to market demand which is hindering visibility throughout the supply chain. That lack of visibility makes it difficult to forecast whether the recovery we are experiencing will be sustained. If industry conditions do not continue to improve, we could continue to sustain significant losses which could materially impact our business including our liquidity.

FLUCTUATIONS IN OPERATING RESULTS -- OUR OPERATING RESULTS MAY VARY SIGNIFICANTLY AS A RESULT OF FACTORS THAT WE CANNOT CONTROL.

Our operating results have varied significantly from period to period. Many factors could materially and adversely affect our revenues, gross profit and operating income, or lead to significant variability of quarterly or annual operating results.

These factors include, among others:

-     evolutions in the life cycles of our customers' products;

-     changes in our capacity utilization;

- the cyclical nature of both the semiconductor industry and the markets addressed by end-users of semiconductors;

- the short-term nature of our customers' commitments, timing and volume of orders relative to our production capacity;

-     rescheduling and cancellation of large orders;

-     erosion of packaging selling prices;

- changes in costs, availability and delivery times of raw materials and components and changes in costs and availability of labor;

-     fluctuations in manufacturing yields;

-     changes in semiconductor package mix;

-     timing of expenditures in anticipation of future orders;

-     availability and cost of financing for expansion;

-     ability to develop and implement new technologies on a timely basis;

-     competitive factors;

-     changes in effective tax rates;

-     loss of key personnel or the shortage of available skilled workers;

-     international political, economic or terrorist events;

-     currency and interest rate fluctuations;

-     the impact of Severe Acute Respiratory Syndrome (SARS);

-     environmental events; and

-     intellectual property transactions and disputes.

DECLINING AVERAGE SELLING PRICES -- THE SEMICONDUCTOR INDUSTRY PLACES DOWNWARD PRESSURE ON THE PRICES OF OUR PRODUCTS.

Prices for packaging and test services and wafer fabrication services have declined over time. Historically, we have been able to partially offset the effect of price declines by successfully developing and marketing new packages with higher prices, such as advanced leadframe and laminate packages, by negotiating lower prices with our material vendors, and by driving engineering and technological changes in our packaging and test processes which resulted in reduced manufacturing costs. Average selling prices for 2002 declined 16% as compared to average selling prices in 2001. Average selling prices for 2001 declined 14% as compared to average selling prices in 2000. These declines in average selling prices significantly impacted our gross margins in 2002 and 2001. We expect that average selling prices for our packaging and test services will continue to decline in the future. If our semiconductor package mix does not shift to new technologies with higher prices or we cannot reduce the cost of our packaging and test services to offset a decline in average selling prices, our future operating results will suffer.

HIGH LEVERAGE AND RESTRICTIVE COVENANTS -- OUR SUBSTANTIAL INDEBTEDNESS COULD MATERIALLY RESTRICT OUR OPERATIONS AND ADVERSELY AFFECT OUR FINANCIAL CONDITION.

We currently have, and for the foreseeable future will have, a significant amount of indebtedness. Assuming we had completed the offering of the Notes, redeemed our 9.25% senior notes due 2006, closed our new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior secured credit facility, as if each had occurred as of December 31, 2002, our total debt would have been approximately $1.9 billion (see reconciliation of Total Pro forma Debt as of December 31, 2002 within risk factor entitled "Risks Related to an Investment in the Notes: High Leverage and Restrictive Covenants -- Our Substantial Indebtedness Could Adversely Affect Our Financial Condition and Prevent Us from Fulfilling Our Obligations Under the Notes") as of such date. In addition, despite current debt levels, the terms of the indentures governing our indebtedness limit our ability to increase our indebtedness, but they do not prohibit us or our subsidiaries from incurring substantially more debt. If new debt is added to our consolidated debt level, the related risks that we now face could intensify.

On April 22, 2003, we entered into a new $200 million senior secured credit facility consisting of a $170 million term loan which matures on January 31, 2006 and a $30 million revolving line of credit (under which no amounts are currently outstanding) which is available through October 31, 2005. The new credit facility replaces our previous $197 million senior secured credit facility, which included a $97 million term loan that was to mature September 30, 2005 and a $100 million revolving credit facility that was to be available through March 31, 2005. A portion of the proceeds from the term loan was used to repay the $97 million term loan then outstanding under the previous credit facility and the remainder of the proceeds will be used for general corporate purposes. See "Description of Certain Indebtedness."

In general, covenants in the agreements governing our existing debt, and debt we may incur in the future, may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments and encumber or dispose of assets. In addition, financial covenants contained in agreements relating to our existing and future debt could lead to a default in the event our results of operations do not meet our plans and we are unable to amend such financial covenants prior to default. A default under one debt instrument may also trigger cross-defaults under our other debt instruments. An event of default under one or more of our debt instruments, if not cured or waived, could have a material adverse effect on us. Our credit and debt ratings were lowered in August 2002, and accordingly, it may be difficult for us to secure additional financing, if we need it, on satisfactory terms or at all. Our substantial indebtedness could:

- increase our vulnerability to general adverse economic and industry conditions;

- limit our ability to fund future working capital, capital expenditures, research and development and other general corporate requirements;

- require us to dedicate a substantial portion of our cash flow from operations to service interest and principal payments on our debt;

- limit our flexibility to react to changes in our business and the industry in which we operate;

- place us at a competitive disadvantage to any of our competitors that have less debt; and

- limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

INVESTMENT IN ASI -- OUR RESULTS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY DECREASES IN THE PRICE OF ASI'S COMMON STOCK.

At January 1, 2002 we owned 47.7 million shares, or 42%, of ASI's voting stock. During 2002, we sold 21 million shares of ASI stock and at December 31, 2002 we owned 26.7 million shares of ASI or 21%. On March 24, 2003, we sold an additional 7 million shares of ASI common stock to an investment bank for 24.4 billion Korean won ($19.5 million based on the spot exchange rate as of the transaction date) which approximates the carrying value of those shares. As part of that sale, we purchased a nondeliverable call option for $6.8 million that expires December 2003 and is indexed to ASI's share price with a strike price of $1.97 per share. The net proceeds from the exercise of the option could be less than the current carrying value and could expire unexercised resulting in us losing our entire investment in the option. We currently account for our investment in ASI as a marketable security that is available for sale. We intend to sell our remaining investment in ASI. The ultimate level of proceeds from the sale of our remaining investment in ASI could be less than the current carrying value. In addition, in the event of a decline in the market value of the ASI stock that is not temporary, we will be required to record a charge to earnings for the unrealized loss, and a new cost basis for the stock will be established.

ABSENCE OF BACKLOG -- WE MAY NOT BE ABLE TO ADJUST COSTS QUICKLY IF OUR CUSTOMERS' DEMAND FALLS SUDDENLY.

Our packaging and test business does not typically operate with any material backlog. We expect that in the future our quarterly net revenues from packaging and test will continue to be substantially dependent upon our customers' demand in that quarter. None of our customers have committed to purchase any significant amount of packaging or test services or to provide us with binding forecasts of demand for packaging and test services for any future period. In addition, our customers could reduce, cancel or delay their purchases of packaging and test services. Because a large portion of our costs is fixed and our expense levels are based in part on our expectations of future revenues, we may be unable to adjust costs in a timely manner to compensate for any revenue shortfall.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS -- WE DEPEND ON OUR FACTORIES IN THE PHILIPPINES, KOREA, JAPAN, TAIWAN AND CHINA. MANY OF OUR CUSTOMERS' AND VENDORS' OPERATIONS ARE ALSO LOCATED OUTSIDE OF THE U.S.

We provide packaging and test services through our factories located in the Philippines, Korea, Japan, Taiwan and China. Moreover, many of our customers' and vendors' operations are located outside the U.S. The following are some of the risks inherent in doing business internationally:

-     regulatory limitations imposed by foreign governments;

-     fluctuations in currency exchange rates;

-     political, military and terrorist risks;

- disruptions or delays in shipments caused by customs brokers or government agencies;

- unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

-     difficulties in staffing and managing foreign operations; and

-     potentially adverse tax consequences resulting from changes in tax laws.

DIFFICULTIES INTEGRATING ACQUISITIONS -- WE FACE CHALLENGES AS WE INTEGRATE NEW AND DIVERSE OPERATIONS AND TRY TO ATTRACT QUALIFIED EMPLOYEES TO SUPPORT OUR GEOGRAPHIC EXPANSION.

As a result of our geographic expansion we have experienced, and may continue to experience, growth in the scope and complexity of our operations. This growth has strained our managerial, financial, manufacturing and other resources. Future acquisitions and expansions may result in inefficiencies as we integrate new operations and manage geographically diverse operations.

Our success depends to a significant extent upon the continued service of our key senior management and technical personnel, any of whom would be difficult to replace. Competition for qualified employees is intense, and our business could be adversely affected by the loss of the services of any of our existing key personnel. We cannot assure you that we will continue to be successful in hiring and properly training sufficient numbers of qualified personnel and in effectively managing our growth. Our inability to attract, retain, motivate and train qualified new personnel could have a material adverse effect on our business.

DEPENDENCE ON MATERIALS AND EQUIPMENT SUPPLIERS -- OUR BUSINESS MAY SUFFER IF THE COST, QUALITY OR SUPPLY OF MATERIALS OR EQUIPMENT CHANGES ADVERSELY.

We obtain from various vendors the materials and equipment required for the packaging and test services performed by our factories. We source most of our materials, including critical materials such as leadframes and laminate substrates, from a limited group of suppliers. Furthermore, we purchase all of our materials on a purchase order basis and have no long-term contracts with any of our suppliers. Our business may be harmed if we cannot obtain materials and other supplies from our vendors: (1) in a timely manner, (2) in sufficient quantities, (3) in acceptable quality or (4) at competitive prices.

INCREASED LITIGATION INCIDENT TO OUR BUSINESS -- OUR BUSINESS MAY SUFFER AS A RESULT OF OUR INVOLVEMENT IN VARIOUS LAWSUITS.

We may from time to time become involved in various lawsuits and legal proceedings which are incidental to the conduct of our business. Recently, we have become party to an increased number of litigation matters, relative to historic levels. Much of the recent increase in litigation relates to an allegedly defective epoxy mold compound formerly used in some of our products. In 2002, we were served with a third party complaint in an action between Fujitsu Limited and Cirrus Logic, Inc., in which Fujitsu alleged that semiconductor devices it purchased from Cirrus Logic were defective in that a certain epoxy mold compound used in the manufacture of the chip causes a short circuit which renders Fujitsu disk drive products inoperable. The complaint, as amended to date, alleges damages in excess of $100.0 million, although, as of this date, Fujitsu has not indicated how it will substantiate this amount of damages. Cirrus

Logic filed a third party complaint against us alleging that any liability for chip defects should be assigned to us because we assembled the subject semiconductor devices. Upon receipt of the third party complaint, we filed an answer denying all liability, and our own third party complaint against Sumitomo Bakelite Co., Ltd., the Japanese manufacturer of the allegedly defective epoxy mold compound. More recently, we have been drawn into two additional actions related to this epoxy mold compound. In March, 2003, we were served with a cross-complaint in an action between Seagate Technology and Atmel Corporation, and in April, 2003, we were served with a cross complaint in an action between Maxtor Corporation and Koninklijke Philips Electronics. On May 1, 2003, we received a demand letter from another customer requesting indemnification for damages resulting from allegedly defective epoxy mold compound.

In the case of each of these matters, all of which are at an early stage, we believe we have meritorious defenses and valid third party claims against Sumitomo Bakelite, should the epoxy mold compound be found to be defective. However, we cannot be certain that we will be able to recover any amount from Sumitomo Bakelite if we are held liable in these matters, or that any adverse result would not have a material impact upon us. Moreover, other customers of ours have made inquiries about the epoxy mold compound, which was widely used in the semiconductor industry, and no assurance can be given that claims similar to these will not be made against us by other customers in the future.

RAPID TECHNOLOGICAL CHANGE -- OUR BUSINESS WILL SUFFER IF WE CANNOT KEEP UP WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY.

The complexity and breadth of semiconductor packaging and test services are rapidly changing. As a result, we expect that we will need to offer more advanced package designs in order to respond to competitive industry conditions and customer requirements. Our success depends upon the ability of our company to develop and implement new manufacturing processes and package design technologies. The need to develop and maintain advanced packaging capabilities and equipment could require significant research and development and capital expenditures in future years. In addition, converting to new package designs or process methodologies could result in delays in producing new package types that could adversely affect our ability to meet customer orders.

Technological advances also typically lead to rapid and significant price erosion and may make our existing products less competitive or our existing inventories obsolete. If we cannot achieve advances in package design or obtain access to advanced package designs developed by others, our business could suffer.

COMPETITION -- WE COMPETE AGAINST ESTABLISHED COMPETITORS IN THE PACKAGING AND TEST BUSINESS.

The subcontracted semiconductor packaging and test market is very competitive. We face substantial competition from established packaging and test service providers primarily located in Asia, including companies with significant manufacturing capacity, financial resources, research and development operations, marketing and other capabilities. These companies also have established relationships with many large semiconductor companies that are current or potential customers of our company. On a larger scale, we also compete with the internal semiconductor packaging and test capabilities of many of our customers.

ENVIRONMENTAL REGULATIONS -- FUTURE ENVIRONMENTAL REGULATIONS COULD PLACE ADDITIONAL BURDENS ON OUR MANUFACTURING OPERATIONS.

The semiconductor packaging process uses chemicals and gases and generates byproducts that are subject to extensive governmental regulations. For example, at our foreign manufacturing facilities, we produce liquid waste when silicon wafers are diced into chips with the aid of diamond saws, then cooled with running water. Federal, state and local regulations in the United States, as well as international environmental regulations, impose various controls on the storage, handling, discharge and disposal of chemicals used in our manufacturing processes and on the factories we occupy.

Increasingly, public attention has focused on the environmental impact of semiconductor manufacturing operations and the risk to neighbors of chemical releases from such operations. In the future, applicable land use and environmental regulations may: (1) impose upon us the need for additional capital equipment or other process requirements, (2) restrict our ability to expand our operations, (3) subject us to liability or (4) cause us to curtail our operations.

PROTECTION OF INTELLECTUAL PROPERTY -- WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY LITIGATION.

As of March 20, 2003, we held 224 U.S. patents and had 209 pending patents. In addition to the U.S. patents, we held 637 patents in foreign jurisdictions. We expect to continue to file patent applications when appropriate to protect our proprietary technologies, but we cannot assure you that we will receive patents from pending or future applications. In addition, any patents we obtain may be challenged, invalidated or circumvented and may not provide meaningful protection or other commercial advantage to us.

We may need to enforce our patents or other intellectual property rights or to defend our company against claimed infringement of the rights of others through litigation, which could result in substantial cost and diversion of our resources. The semiconductor industry is characterized by frequent claims regarding patent and other intellectual property rights. If any third party makes a valid claim against us, we could be required to:

-     discontinue the use of certain processes;

-     cease the manufacture, use, import and sale of infringing products;

-     pay substantial damages;

-     develop non-infringing technologies; or

-     acquire licenses to the technology we had allegedly infringed.

If we fail to obtain necessary licenses or if we face litigation relating to patent infringement or other intellectual property matters, our business could suffer.

CONTINUED CONTROL BY EXISTING STOCKHOLDERS -- MR. JAMES KIM AND MEMBERS OF HIS FAMILY CAN SUBSTANTIALLY CONTROL THE OUTCOME OF ALL MATTERS REQUIRING STOCKHOLDER APPROVAL.

As of February 28, 2003, Mr. James Kim and members of his family beneficially owned approximately 44.3% of our outstanding common stock. Mr. James Kim's family, acting together, will substantially control all matters submitted for approval by our stockholders. These matters could include:

-     the election of all of the members of our board of directors;

-     proxy contests;

-     mergers involving our company;

-     tender offers; and

-     open market purchase programs or other purchases of our common stock.

STOCK PRICE VOLATILITY

The trading price of our common stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to factors such as:

-     actual or anticipated quarter-to-quarter variations in operating results;

- announcements of technological innovations or new products and services by Amkor or our competitors;

-     general conditions in the semiconductor industry;

-     changes in earnings estimates or recommendations by analysts; and

-     other events or factors, many of which are out of our control.

In addition, the stock market in general, and the Nasdaq National Market and the markets for technology companies in particular, have experienced extreme price and volume fluctuations. This volatility has affected the market prices of securities of companies like ours for reasons that have often been unrelated or disproportionate to such companies' operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

RISKS RELATED TO AN INVESTMENT IN THE NOTES

HIGH LEVERAGE AND RESTRICTIVE COVENANTS -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

Substantial Leverage. We now have, and after this offering will continue to have, a significant amount of indebtedness. In addition, despite current debt levels, the terms of the indentures governing the Notes and our other securities do not prohibit us or our subsidiaries from incurring substantially more debt. If new debt is added to our consolidated debt level, the related risks that we now face could intensify. The following table shows certain important financial data and credit ratios (assuming we had completed the offering of the Notes, redeemed our 9.25% senior notes due 2006, closed our new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior secured credit facility, as if each had occurred as of December 31, 2002):


                                                            AT DECEMBER 31, 2002
                                                            --------------------
                                                               (IN THOUSANDS)
Total proforma debt, including current maturities(1)...              $1,881,595
Proforma stockholders' equity(2).......................                 200,004
Ratio of total proforma debt to proforma
  stockholders' equity(3)..............................                     9.4x





Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. However, non-GAAP measures, such as proforma amounts as seen below, should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included below have been reconciled to the nearest GAAP measures as is now required under new SEC rules regarding the use of non-GAAP financial measures.


(1) In April 2003, we borrowed $170.0 million and used the proceeds to repay our $97.1 million Term B loan. Total proforma debt, including current maturities, at December 31, 2002 is calculated as follows:



                                                      (IN THOUSANDS)
Total debt as of December 31, 2002                      $1,808,713
Term loan borrowings                                       170,000
Repayment of Term B loan                                   (97,118)
                                                        ----------
Total proforma debt as of December 31, 2002             $1,881,595
                                                        ==========



(2) Proforma stockholders' equity was calculated by adjusting reported stockholders' equity of $231.4 million at December 31, 2002 by $31.4 million to reflect the 4.625% premium to be paid in connection with, and additional interest accruing prior to, the redemption of our 9.25% senior notes due 2006 and write-offs of unamortized deferred debt issuance costs associated with such notes and our previous senior secured credit facility.



                                                      (IN THOUSANDS)
Total stockholders' equity as of December 31, 2002      $  231,367
Bond redemption premium                                    (19,656)
Additional interest accruing prior to redemption
  of bonds                                                  (2,922)
Write-off of associated unamortized deferred debt
  issuance costs                                            (8,785)
                                                        ----------
Total proforma stockholders' equity as of
  December 31, 2002                                     $  200,004
                                                        ==========





(3) The ratio of total proforma debt to proforma stockholders' equity is calculated as follows:





                                                          (IN THOUSANDS)
Total proforma debt as of December 31, 2002                 $1,881,595
Divided by: Total proforma stockholders' equity as of
  December 31, 2002                                            200,004
                                                            ----------
Ratio of total proforma debt to proforma stockholders'
 equity                                                            9.4x
                                                            ==========







Covenants in the agreements governing our existing debt, and debt we may incur in the future, may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments, and encumber or dispose of assets. In addition, financial covenants contained in agreements relating to our existing and future debt could lead to a default in the event our results of operations do not meet our plans. A default under one debt instrument may also trigger cross-defaults under our other debt instruments. An event of default under any debt instrument, if not cured or waived, could have a material adverse effect on us.

Our substantial indebtedness could have important consequences to holders of the Notes. For example, it could:

- make it more difficult for us to satisfy our obligations with respect to the Notes;

- increase our vulnerability to general adverse economic and industry conditions;

- limit our ability to fund future working capital, capital expenditures, research and development and other general corporate requirements;

- require us to dedicate a substantial portion of our cash flow from operations to service payments on our debt;

- limit our flexibility to react to changes in our business and the industry in which we operate;

- place us at a competitive disadvantage to any of our competitors that have less debt; and

- limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

Ability to Service Debt. We cannot assure you that our business will generate cash in an amount sufficient to enable us to service our debt, including the Notes, or to fund our other liquidity needs. We expect that substantial amounts of our debt will come due prior to the final maturity date of the Notes, which we will be required to repay or refinance. Our 5.75% convertible subordinated note due 2006, our 9.25% senior notes due 2006, our 5% convertible subordinated notes due 2007, our 9.25% senior note due 2008 and our 10.5% convertible subordinated notes due 2009 and amounts outstanding under our new senior secured credit facility will mature prior to the 2013 maturity date of the Notes and will be payable in cash unless the holders of the convertible notes elect to convert the principal amount of such notes into our common stock. In addition, we may need to refinance all or a portion of our debt, including the Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

EFFECTIVE SUBORDINATION OF THE NOTES TO LIABILITIES OF OUR SUBSIDIARIES -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES FROM FUNDS PROVIDED BY OUR SUBSIDIARIES IS JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF THE CREDITORS OF OUR SUBSIDIARIES.

We conduct a large portion of our operations through our subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our subsidiaries to make cash payments to us. We expect distributions from our subsidiaries to be a large source of funds for payment of interest on the Notes. The claims of creditors (including trade creditors) of any subsidiary will generally have priority as to the assets of such subsidiary over the claims of the holders of the Notes. In the event of a liquidation of any of our subsidiaries, our right to receive the assets of any such subsidiary (and the resulting right of the holders of the Notes to participate in the distribution of the proceeds of those assets) will effectively be subordinated by operation of law to the claims of creditors (including trade creditors) of such subsidiary and holders of such subsidiary's preferred stock and any guarantees by such subsidiary of our indebtedness. In the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or any assignment for the benefit of our creditors or a marshaling of our assets or liabilities, holders of the Notes may receive ratably less than other such creditors or interest holders. Assuming we had completed the offering of the Notes, redeemed our 9.25% senior notes due 2006, closed the new senior secured credit facility and repaid the Term B loan under our previous senior secured credit facility with the proceeds of the new senior credit facility, as if each had occurred as of December 31, 2002, the Notes would have been effectively subordinated to $325.0 million of indebtedness and other liabilities of our subsidiaries, including trade payables but excluding intercompany obligations (as of March 31, 2003, $272.6 million of such indebtedness and other liabilities of our subsidiaries).

FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE, OR BE ABLE TO RAISE, THE FUNDS NECESSARY TO FINANCE AN OFFER TO REPURCHASE THE NOTES FOLLOWING A CHANGE OF CONTROL OR WE MAY BE PROHIBITED FROM DOING SO BY OUR SECURED CREDIT FACILITIES.

Upon the occurrence of a change of control, we must offer to repurchase all outstanding Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases of Notes or that restrictions in our credit facilities or other debt agreements may not allow such repurchases.

NO PRIOR MARKET FOR THE NOTES -- WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

Immediately following the consummation of the offering of the Notes, there will not be a public market for the Notes. The initial purchasers of the Notes have informed us that they intend to make a market in the Notes after we have completed the offering. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading markets in the Notes, and the market prices quoted for the Notes, may be adversely affected by changes in:

-     the overall market for high yield securities;

-     our financial performance or prospects; or

-     the prospects for companies in the semiconductor industry generally.

As a result, we cannot assure holders of Notes that an active trading market will develop for the Notes.

DIFFICULTIES IN ENFORCING JUDGMENTS IN FOREIGN JURISDICTIONS

Since a large portion of our assets are located outside the U.S., any judgments obtained in the U.S. against us, including judgments with respect to the payment of principal, premium, interest, offer price, or other amounts payable with respect to the Notes may be not collectible within the U.S. If holders of Notes intend to enforce a judgment obtained in the U.S. against our assets located outside the U.S., they may be subject to additional procedures and other difficulties which would not be required for enforcement of such judgment in the U.S.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMKOR TECHNOLOGY, INC.





                                            By: /s/ KENNETH T. JOYCE
                                            ------------------------
                                            Kenneth T. Joyce
                                            Chief Financial Officer




Dated: August 22, 2003